UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

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LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

Additional Solicitation Materials
to the
Proxy Statement
dated April 2, 2010

ANNUAL MEETING OF STOCKHOLDERS
May 20, 2010

        May 10, 2010

        We are furnishing this additional information to supplement the information included in the Proxy Statement distributed in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3," the "company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on May 20, 2010, or any adjournment or postponements thereof. This additional information is provided in connection with the Compensation Discussion and Analysis, which we refer to as the CD&A, that is included in the Proxy Statement. The following information supplements the information provided in the Compensation Discussion and Analysis under the caption "Determination of Total Compensation for 2009—Bonus."

        In the CD&A we discussed that our cash bonus program is designed to reward our executives for the achievement of short-term financial and business goals. Although each executive officer is eligible to receive a bonus under our cash bonus program, the paying of a bonus to any individual or the officers as a group is entirely at the discretion of our Compensation Committee. The Compensation Committee may choose to pay a bonus or not, and decide on the actual level of the payment, in light of all relevant factors after completion of the fiscal year.

        In the CD&A we also discussed that using the design principles described in the CD&A for our Executive Bonus Program, in February 2009 the Compensation Committee set the following 2009 goals and objectives for the Executive Bonus Program, some of which were given more significant weighting than others:

  •
  Meet overall 2009 financial goals;

  •
  Significantly improve the customer experience; and

  •
  Ensure the company attracts and retains an appropriate workforce.

        In addition, in the CD&A we detailed our accomplishments for 2009 as well as the challenges that we faced. For the reasons stated in the CD&A the Compensation Committee had determined in February 2010 to pay no bonuses to the Named Executive Officers for 2009 performance.

        This decision was based in part on the Compensation Committee's belief that while we had significantly improved customer service and had attracted and retained an appropriate work force, sufficient data was not yet available to determine if a key part of the effort during 2009 to position the company going into 2010 had been achieved. Specifically, sufficient data was not yet available to demonstrate that actions taken in 2009 would contribute to sustainable improvements in Core Network Services sales and revenue growth rates in 2010.

        Since our Executive Bonus Program is a discretionary bonus program, our Compensation Committee retains full discretion to choose to pay a bonus or not, and decide on the actual level of the payment, in light of all relevant factors.

        At a special meeting of the Compensation Committee on May 6, 2010, the committee determined that additional data with respect to Core Network Services revenue growth rates, signed sales orders and customer disconnects and erosion then available warranted a reconsideration of Named Executive Officer bonus payments for 2009 performance.

        After considering this information and based on a recommendation from Mr. Crowe, our chief executive officer, with respect to the Named Executive Officers other than himself, and the Compensation Committee's determination with respect to Mr. Crowe, the committee determined to award cash bonuses to our Named Executive Officers for their 2009 performance as follows:

James Q. Crowe	$800,000
Sunit S. Patel	$260,000
Jeff K. Storey	$330,000
Charles C. Miller, III	$280,000
Thomas C. Stortz	$260,000

        Set forth below is an updated Summary Compensation Table.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James Q. Crowe	2009	$815,000	(1)	$800,000	$1,184,218	$1,355,383	$16,500	$4,171,101
Chief Executive Officer	2008	$812,692		$1,800,000	$1,195,970	$1,724,933	$15,500	$5,549,095
	2007	$790,385		$—	$3,259,139	$3,003,706	$22,250	$7,075,480
Sunit S. Patel	2009	$475,000	(1)	$260,000	$315,803	$361,448	$16,500	$1,428,751
Executive VP & Chief	2008	$438,846		$650,000	$1,077,731	$473,995	$15,500	$2,656,072
Financial Officer	2007	$412,115		$—	$977,763	$901,130	$22,250	$2,313,258
Jeff K. Storey	2009	$550,000	(1)	$330,000	$795,063	$589,509	$79,164	$2,343,736
President & Chief	2008	$31,731		$275,000	$—	$—	$—	$306,731
Operating Officer
Charles C. Miller, III	2009	$505,000	(1)	$280,000	$402,307	$460,456	$16,500	$1,664,263
Executive VP & Vice	2008	$502,692		$630,000	$424,282	$611,315	$15,500	$2,183,789
Chairman	2007	$487,115		$—	$1,200,488	$1,201,511	$22,250	$2,911,364
Thomas C. Stortz	2009	$475,000	(1)	$260,000	$335,544	$384,045	$16,500	$1,471,089
Executive VP & Chief	2008	$471,154		$620,000	$1,148,574	$504,147	$15,500	$2,759,375
Legal Officer	2007	$445,192		$—	$1,099,682	$961,193	$22,250	$2,528,317

(1)
Information for 2009 reflects the full year effect of salary adjustments made in 2008. No salary adjustments were made in 2009. Mr. Storey joined Level 3 in December 2008.

(2)
We award both restricted stock units ("RSUs"), and outperform stock options ("OSOs"), as part of our long-term incentive program. These awards vest over a number of years. When an award is made, the fair value of all shares granted, regardless of vesting schedules, is determined. For RSUs, fair value is calculated using the closing price of our common stock on the day before the grant, and for OSOs, fair value is calculated using a formula based methodology. These columns represent the full grant date fair value of the RSUs and OSOs awarded to the Named Executive Officer. For additional information relating to the assumptions made by us in valuing these awards for 2009, refer to note 12 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(3)
This column includes $16,500 ($15,231 for Mr. Storey) and $15,500 of company matching contributions to the Named Executive Officer's 401(k) plan account for 2009 and 2008, respectively. For 2007, these amounts also include discretionary contributions to the Named Executive Officer's 401(k) plan account. These contributions were made in the form of units of the Level 3 Stock Fund.

  For Mr. Storey, amounts in this column include $63,933 related to his use of our aircraft pursuant to the arrangement described above under the caption "Compensation Discussion and Analysis—Determination of Total Compensation for 2009—Other Compensatory Benefits—Perquisites." The calculation of our incremental cost for personal use of our aircraft by Mr. Storey is based on the rate that we charge our executives under the Aircraft Time-Share Agreement. This agreement provides that we will charge the individual the incremental cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. Consistent with this regulation, the rate includes only the variable costs incurred as a result of personal flight activity, including fuel, oil, lubricants, other additives, travel expenses of the crew, including food, lodging and ground transportation, hanger and tie-down costs away from the aircraft's base of operations, insurance obtained for the specific flight, landing fees, airport taxes and similar assessments, customs, foreign permit and similar fees directly related to the flight, in flight food and beverages, passenger ground transportation, and flight planning and weather contract services. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft.

* * *

        It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, if you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you, or, if you requested or otherwise received printed copies of the proxy materials, you can also vote by mail, by telephone or on the Internet as instructed on the proxy card that you received. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card.

        If you hold your shares through a broker, bank or other nominee, that institution sent to you separate instructions describing the procedure for voting your shares. You can only vote your shares held through a broker, bank or other nominee by following the voting procedures sent to you by that institution. You will not be able to vote your shares held through a broker, bank or other nominee in person at the annual meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

        If you have already voted, you do not need to take any additional action as a result of the information provided in this supplement. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Other than as described here, there are no limitations on your ability to revoke or change your vote. If you hold your shares in street name, you should consult your broker for information regarding how to revoke or change your vote.